UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TUT SYSTEMS, INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 15, 2002

TO THE STOCKHOLDERS OF TUT SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tut Systems, Inc., a Delaware corporation, will be held on Wednesday, May 15, 2002 at 10:00 a.m., local time, at the Four Points Sheraton, 5115 Hopyard Road, Pleasanton, California, for the following purposes:

1.	To elect one Class I director for a term of three years or until his successor is duly elected and qualified;

2.	To ratify the appointment by our Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. Our Board of Directors has established the close of business on March 18, 2002 as the record date for determining the stockholders entitled to notice of, and vote at, the annual meeting or any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If a stockholder who has submitted a proxy attends the annual meeting in person, that stockholder may revoke the proxy and vote in person on all matters submitted at the annual meeting.

By	Order of the Board of Directors

Sal	vatore D’Auria
Ch	airman, President, Chief Executive Officer
and	Secretary

Pleasanton, California
April 5, 2002

TUT SYSTEMS, INC.

5964 W. Las Positas Blvd.
Pleasanton, California 94588-8540

PROXY STATEMENT

2002 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD MAY 15, 2002

April 5, 2002

INTRODUCTION

The board of directors (the “Board of Directors”) of Tut Systems, Inc., a Delaware corporation (the “Company”), hereby solicits your proxy on behalf of the Company for use at the 2002 annual meeting (the “Annual Meeting”) of the Company’s stockholders and at any postponements or adjournments thereof. The Annual Meeting will be held at the Four Points Sheraton, 5115 Hopyard Road, Pleasanton, California, on May 15, 2002, at 10:00 a.m. local time.

At the Annual Meeting, the following matters will be considered:

(1)	The election to the Company’s Board of Directors of one Class I director to serve until the 2005 annual meeting of stockholders or until his successor is duly elected and qualified;

(2)	The ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2002 fiscal year; and

(3)	The transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the election as director of the nominee named herein and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2002 fiscal year.

The Company’s principal executive office is located at 5964 W. Las Positas Blvd., Pleasanton, California 94588-8540, and its telephone number is (925) 460-3900. The Company expects to mail this proxy statement and the accompanying proxy on or about April 5, 2002.

In most cases, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received a written or oral request for a separate copy of the annual report and proxy statement. A separate copy of the annual report and proxy statement can be requested by calling the Company at (925) 460-3900 or by sending a written request to the Company at 5964 W. Las Positas Blvd., Pleasanton, California 94588-8540. Stockholders sharing an address who are receiving multiple copies of the annual report and proxy statement may request delivery of a single copy of the annual report and proxy statement by either calling the Company at the number listed above or by sending a written request to the Company at the address listed above.

RECORD DATE AND VOTING

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the Annual Meeting. As of March 18, 2002, 16,411,172 shares of our common stock, $0.001 par value, were issued and outstanding. The closing price of our common stock on March 18, 2002, as reported by Nasdaq, was $1.99 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

On all matters other than the election of directors, each share has one vote. With respect to the election of directors, please see “Election of Directors—Required Vote.”

The cost of soliciting proxies will be borne by us. We have retained the services of American Stock Transfer and Trust Company to aid in the solicitation of proxies. We will reimburse American Stock Transfer and Trust Company for reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

Quorum; Abstentions; Broker Non-votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on March 18, 2002. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote, or votes cast, at our Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In addition, broker non-votes with respect to proposals set forth in this proxy statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered votes cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

PROPOSAL ONE

ELECTION OF DIRECTOR

General

Our Board of Directors is currently comprised of five directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for the Class I Director

One Class I director is to be elected at the Annual Meeting for a three-year term ending in 2005. Our Board of Directors has nominated Clifford H. Higgerson for re-election as a Class I director. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Higgerson. We expect that Mr. Higgerson will accept such nomination; however, in the event that Mr. Higgerson is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee designated by our present Board of Directors. The term of office of the person elected as a director will continue until such director’s term expires in 2005 or until such director’s successor has been duly elected and qualified.

Information Regarding Nominees and Other Directors

Set forth below is certain information regarding the nominee for Class I director and each of our other directors whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Principal Occupation	Director Since
Class I Director Nominee Clifford H. Higgerson	62	Partner of ComVentures	1993

Class II Directors
Neal Douglas	43	Managing General Partner of Spectrum Equity Investors, L.P.	1997
George Middlemas	55	Managing General Partner of Apex Venture Partners	1995

Class III Directors
Salvatore D’Auria	46	Chairman of the Board, President, Chief Executive Officer and Secretary of the Company	1994
Roger H. Moore	59	Retired	1997

NOMINEE FOR CLASS I DIRECTOR WITH TERM EXPIRING IN 2005

Clifford H. Higgerson has served as one of our directors since July 1993. Mr. Higgerson is currently a partner of ComVentures, a venture capital firm specializing in the communications industry. Prior to founding ComVentures, Mr. Higgerson was a general partner with Vanguard Venture Partners. He has also served as a Managing Partner and Director of Research for Hambrecht & Quist, and as a special limited partner and Director of the Communications Group for L.F. Rothschild, Unterberg, Towbin. Mr. Higgerson also is a director of Advanced Fibre Communications, Inc. Mr. Higgerson earned his B.S. in Electrical Engineering from the University of Illinois and an M.B.A. in Finance from the University of California at Berkeley.

INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2003

Neal Douglas has served as one of our directors since December 1997. Since December 1999, he has been a Managing General Partner of Spectrum Equity Investors, a venture capital firm investing exclusively in the communications industry. From May 1989 to December 1999, Mr. Douglas was a co-founder and general partner of AT&T Ventures, the venture capital affiliate of AT&T Corporation. From May 1989 to January 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Prior to this, he was an investment professional with Crosspoint Venture Partners and was a member of the technical staff at Bell Laboratories. Mr. Douglas holds a B.S. in Electrical Engineering from Cornell University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

George Middlemas has served as one of our directors since March 1995. Mr. Middlemas has been managing General Partner of Apex Venture Partners, a venture capital firm, since 1991. Prior to that time, Mr. Middlemas served as Vice President and principal with Inco Venture Capital Management, and as a vice president and member of the investment committee of Citicorp Venture Capital. Mr. Middlemas also serves as a member of the Board of Directors of Pure Cycle Corporation, a water and water recycling technology company and Online Resources & Communications Corporation, a provider of electronic commerce solutions. Mr. Middlemas holds an M.B.A. from Harvard University, an M.A. in Political Science from the University of Pittsburgh and a B.A. in History and Political Science from The Pennsylvania State University.

INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2004

Salvatore D’Auria has served as our President, Chief Executive Officer and one of our directors since August 1994. Since January 2000, Mr. D’Auria has served as Chairman of our Board of Directors. Since January 2002, Mr. D’Auria has also served as our Secretary. He served as our Chief Operating Officer from May 1994 to August 1994. From August 1993 to May 1994, Mr. D’Auria performed various consulting services for networking software companies. Mr. D’Auria joined Central Point Software in October 1989 as Director of Product Marketing and was appointed as Vice President of Marketing in April 1990, and held various Vice President positions until August 1993. From 1980 to 1989, Mr. D’Auria served in various marketing and management positions at Hewlett-Packard. Mr. D’Auria holds a B.S. in Physics from Clarkson University.

Roger H. Moore has served as one of our directors since March 1997. From October 1998 to December 2001, Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry. Mr. Moore retired effective December 31, 2001. Mr. Moore also served as a director of Illuminet Holdings from July 1998 to December 2001. From January 1996 to August 1998, Mr. Moore served as President and Chief Executive Officer of Illuminet. From September 1998 to October 1998, Mr. Moore served as President, Chief Executive Officer and a director of VINA Technologies, Inc., a telecommunications equipment company. Mr. Moore has served as a director of Western Digital Corporation since 2000 and as a director of Verisign, Inc. since February 2002. Mr. Moore holds a B.S. in General Science from Virginia Polytechnic Institute and State University.

There are no family relationships among any of the Company’s directors or executive officers.

Board Meetings and Committees

Our Board of Directors held a total of seven meetings during 2001. During 2001, no director other than David Spreng, a former director, attended fewer than 75% of the meetings of our Board of Directors. No director attended fewer than 75% of the meetings of committees, if any, upon which such director served. Certain matters approved by our Board of Directors were approved by unanimous written consent.

The Audit Committee of our Board of Directors currently is composed of Neal Douglas, Clifford H. Higgerson and Roger Moore. Our Audit Committee reviews our annual audit and meets with our independent auditors to review our internal accounting procedures and financial management practices. Our Audit Committee held a total of six meetings during 2001.

The Compensation Committee of our Board of Directors currently is composed of Neal Douglas and Roger Moore. Our Compensation Committee makes recommendations concerning salaries, stock options, incentives and other forms of compensation for our directors, officers and other employees, subject to ratification by our full Board of Directors. Our Compensation Committee is also empowered to administer our various stock plans. Our Compensation Committee held a total of five meetings during 2001.

Our Board of Directors does not have a nominating committee or any committee performing such function.

Director Compensation

Until July 2001, our outside directors received a $12,000 one time retainer fee and $1,200 for each board meeting attended plus $500 for each committee meeting attended and were reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of our Board of Directors or any committee of the Board of Directors. Director compensation was as follows:

Director	2000 (1)	2001
Brion Applegate	$13,200	$—
Neal Douglas	15,400	2,900
Clifford H. Higgerson	14,400	2,400
George Middlemas	14,400	2,400
Roger H. Moore	15,400	2,900
Saul Rosenzweig	14,400	2,40
David Spreng	14,400	—

	$101,600	$13,000

(1)	This includes all payments made in March 2001 for attendance at fiscal 2000 meetings and the one time retainer fee of $12,000 paid to each of our outside directors.

On July 31, 2001, our outside directors each received an option to purchase 15,000 shares of our common stock in lieu of cash fees for attending meetings of our Board of Directors or any committee of our Board of Directors. These options vest monthly over the twelve month period ending July 31, 2002. Our outside directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of our Board of Directors or any committee of our Board of Directors. On July 12, 2000, our outside directors each received an option to purchase 12,000 shares of our common stock. These options vested monthly over the twelve month period ended July 20, 2001. In the event a director is removed from the Board within twelve months of a change of control for reasons other than cause, all remaining unvested options become fully vested. Our directors also are eligible to receive additional discretionary option grants pursuant to our 1998 Stock Plan and our employee directors are also eligible to participate in our 1998 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee of our Board of Directors are Messrs. Douglas and Moore. None of the members of our Compensation Committee is currently or has been, at any time since our formation as a company, one of our officers or employees. During 2001, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

Required Vote

If a quorum is present and voting, the nominee for director receiving the highest number of votes will be elected to our Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “Record Date and Voting—Quorum; Abstentions; Broker Non-Votes.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for our fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand LLP) has audited our financial statements since 1992. Our Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, our Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at our Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since our Board of Directors has the responsibility for selecting auditors, our Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at our Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

OTHER INFORMATION

Executive Officers

In addition to Mr. D’Auria, our executive officers as of December 31, 2001 are as follows:

Name	Age	Position
Craig Bender	59	Vice President of New Market Development
Mark Carpenter	41	Executive Vice President of Product Development and Marketing
Marilyn Lobel	48	Vice President, Finance and Chief Financial Officer
Ian Moir	48	Vice President of Technology

Craig Bender has served as our Vice President of New Market Development since June 1997. Prior to that time, Mr. Bender was with Integrated Network Corporation where he served as Vice President of Marketing from 1988 to 1992, as Vice President of International Business Development from 1992 to 1996 and as Vice President of Integrated Network Corporation’s DAGAZ division until 1997. Mr. Bender holds a B.S.E.E. from Syracuse University, an M.S.E.E. from the University of California at Los Angeles and an AT&T-sponsored Executive M.B.A. from Pace University.

Mark Carpenter has served as our Executive Vice President of Product Development and Marketing since April 2001. From January 2001 to April 2001, Mr. Carpenter was our Vice President of Products. From March 2000 to December 2000, Mr. Carpenter was our Vice President of Marketing. From April 1999 to March 2000, Mr. Carpenter was Senior Director of Marketing, New Desktop Product Marketing at Compaq Computer Corporation. From April 1997 to March 1999 Mr. Carpenter was Director of Engineering, Internet and Home Networking at Compaq. Prior to that time, Mr. Carpenter was Senior Manager, Emerging Products, in the Consumer Division of IBM Corporation from January 1996 to March 1997, and Lead Architect, Embedded Network Systems, at IBM from January 1994 to January 1996. Mr. Carpenter holds a B.S. in Computer Science from Worcester Polytechnic Institute.

Marilyn Lobel has served as our Vice President, Finance and Chief Financial Officer since August 2001. Prior to joining Tut Systems as Corporate Controller in January 1999, Ms. Lobel was Assistant Corporate Controller for Sybase, Inc., from 1998 to 1999 and was previously the Director of Worldwide Business Operations for Customer Service and Support from 1996 to 1998. From 1987 to 1996, Ms. Lobel was a Controller for Kemper Corporation, for which Ms. Lobel managed and directed the financial activities of real estate property management and development firms. From 1984 to 1987, Ms. Lobel was in the audit division of Arthur Andersen & Co. Ms. Lobel is a Certified Public Accountant in California and holds a Bachelor of Science degree in Business Administration from the University of Nevada.

Ian Moir has served as our Vice President of Technology since January 2001. From May 2000 to January 2001, Mr. Moir served as our Engineering Director. Mr. Moir was the Engineering Director of Xstreamis PLC, a company which he founded in April 1997, and which was acquired by the Company in May 2000. From July 1984 though March 1997, Mr. Moir was Director of Network Technology for the U.K. arm of Florida-based Telematics International.

Our executive officers are appointed by the board of directors and serve until their successors are elected or appointed. There are no family relationships among any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 28, 2002 certain information with respect to the beneficial ownership of our common stock as to:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named below have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the table is based on 16,411,172 shares of common stock outstanding as of February 28, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of February 28, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. If any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock plans, there will be further dilution to new public investors.

Unless otherwise indicated below, each person or entity named below has an address in care of our principal executive offices.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Ownership
5% Beneficial Owner

Kopp Investment Advisors, Inc.(1)	4,786,750	29.2%

Officers and Directors

Salvatore D’Auria(2)	478,917	2.8%
Craig Bender(3)	35,740	*
Mark Carpenter(4)	88,436	*
Neal Douglas(5)	27,163	*
Clifford H. Higgerson(6)	51,761	*
Marilyn Lobel(7)	46,199	*
George M. Middlemas(8)	49,985	*
Ian Moir(9)	73,977	*
Roger H. Moore(10)	25,000	*
All officers and directors as a group (9 persons)(11)	876,178	5.1%

*	Less than 1%.
(1)
The address of record for Kopp Investment Advisors is 7701 France Avenue South, Edina, Minnesota 55435. Information is based on a Schedule 13D filed with the Securities and Exchange Commission on February 11, 2002. Kopp Investment Advisors, Inc. (KIA) reported sole voting power over 2,353,500 shares, sole dispositive power over 1,620,000 shares and shared dispositive power over 2,326,750 shares. KIA is wholly owned by Kopp Holding Company (KHC), which is wholly owned by

Mr. LeRoy C. Kopp. KHC reported beneficial ownership of 3,946,750 shares. Mr. Kopp reported beneficial ownership of 4,786,750 shares of which he reported sole voting power over 840,000 shares and sole dispositive power over 840,000 shares. Kopp Emerging Growth Fund (KEGF) is a registered investment company and a client of KIA. KEGF reported beneficial ownership over 1,620,000 shares.

(2)
Includes indirect ownership of 250 shares held in trust for Mr. D’Auria’s children. Also included are 250 shares held in trust by other relatives of Mr. D’Auria, of which Mr. D’Auria disclaims beneficial ownership. This number of shares beneficially owned also includes 446,990 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.

(3)	Includes 29,891 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(4)	Consists of 88,436 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(5)	Includes 22,000 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(6)	Includes 22,000 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(7)	Includes 45,831 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(8)
Includes 17,185 shares held by Elkhorn, L.P. and 9,800 shares held by Horatio, L.P. Mr. Middlemas is a general partner of each of these entities. Mr. Middlemas disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein. Also includes 22,000 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.

(9)	Includes 42,811 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(10)	Includes 24,000 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.
(11)	Includes 743,959 shares issuable pursuant to options or rights exercisable within 60 days of February 28, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table sets forth the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers for services to us in all capacities during each of the years ended December 31, 2001, 2000 and 1999:

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other (2)		Securities Underlying Options	All Other Compensation
Salvatore D’Auria	2001	$323,558	$90,000	$19,928	(3)	500,000	$—
President and Chief Executive	2000	249,519	140,625	—		67,000	—
Officer	1999	224,230	211,721	—		125,000	—
Craig Bender	2001	138,454	7,334	—		25,000	—
Vice President of New Market	2000	131,770	10,563	—		—	—
Development	1999	108,230	14,063	—		—	—
Mark Carpenter	2001	183,923	27,334	—		90,000	37,500	(4)
Executive Vice President of Product	2000	153,597	18,638	—		75,000	—
Development and Marketing	1999	—	—	—		—	—
Marilyn Lobel	2001	183,942	21,000	—		30,000	—
Chief Financial Officer and	2000	128,962	59,375	—		19,000	—
Vice President, Finance	1999	83,392	17,834	—		35,000	—
Ian Moir	2001	129,425	5,806	6,532	(5)	50,000	—
Vice President of Technology	2000	60,889	—	—		35,000	—
	1999	—	—	—		—	—

(1)
The amounts shown in the Bonus column represent cash bonuses earned for the indicated fiscal years. Bonuses are paid quarterly in the following quarter; therefore, fourth quarter bonuses, if applicable, were paid in the first quarter of the following year. However, there will be no payment of bonuses earned in the third and fourth quarters of fiscal 2001.

(2)
Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus for the executive officer.

(3)	Consists of $19,928 paid to Mr. D’Auria on January 5, 2001 for excess paid time off (PTO) due to a change in our PTO policy which reduced the maximum number of PTO hours that can be accrued.
(4)
On April 28, 2000, we entered into a loan agreement and secured promissory note with Mr. Carpenter in the amount of $150,000 to be used toward the purchase of Mr. Carpenter’s principal residence. This loan will bear no interest and will be forgiven at a rate of 25% on April 28, 2001, the first year anniversary date, and 25% on each subsequent yearly anniversary date through April 28, 2004. This loan forgiveness is contingent upon Mr. Carpenter’s continued employment. The loan will be due on April 28, 2004. Pursuant to the terms of this loan agreement, we forgave $37,500 of this loan on April 28, 2001.

(5)
Mr. Moir is employed by our wholly-owned foreign subsidiary, Tut Systems UK, Ltd. Effective July 2001, all eligible employees of this subsidiary are eligible to participate in our UK group personal pension plan (a defined contribution plan) (the “Plan”) to which we contribute 10% of the employee’s annual compensation to the participating employee’s Plan account. Plan contributions of 4,500 pounds sterling were made to Mr. Moir’s Plan account during 2001 (approximately $6,532 if valued in U.S. Dollars as of December 31, 2001).

Stock Option Information.

The following table sets forth certain information for the year ended December 31, 2001 with respect to each grant of stock options to our Chief Executive Officer and our four other most highly compensated executive officers:

Option Grants During the Year Ended December 31, 2001

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (6)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2001 (4)	Exercise Price Per Share (5)	Expiration Date	5%	10%
Salvatore D’Auria	250,000	(1)	10.53%	$1.49	6/26/2011	$234,263	$593,669
Salvatore D’Auria	250,000	(2)	10.53%	1.49	6/26/2011	234,263	593,669
Craig Bender	25,000	(1)	1.05%	3.75	3/18/2011	58,959	149,413
Mark Carpenter	40,000	(1)	1.68%	3.75	3/18/2011	94,334	239,061
Mark Carpenter	50,000	(2)	2.11%	3.75	3/18/2011	117,918	298,827
Marilyn Lobel	30,000	(3)	1.26%	3.75	3/18/2011	70,750	179,296
Ian Moir	20,000	(1)	0.84%	3.75	3/18/2011	47,167	119,531
Ian Moir	30,000	(2)	1.26%	3.75	3/18/2011	70,751	179,296

(1)	The options vest as to 1/48th of the total number of shares subject to the option each month following the date of grant.
(2)
50% of the shares subject to the option vest as to  1/12th of the shares each month following the date of grant. The remaining 50% of the shares subject to the option vest as to  1/24th of the shares each month beginning on January 1, 2002.

(3)	The options vest as to 1/24th of the total number of shares subject to the option each month following the date of grant.
(4)
In 2001 the Company granted employees options to purchase an aggregate of 2,374,614 shares of our common stock. This total does not include options granted to non-employees of the Company, such as directors and consultants.

(5)
The exercise price per share of each option was equal to the fair value of our common stock based on the closing price per share of our common stock as quoted on the Nasdaq National Market on the trading day prior to the date of grant.

(6)
In accordance with the rules of the Securities and Exchange Commission, shown are the gains or “options spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.

Aggregate Option Exercises and Option Values.

The following table sets forth information with respect to our Chief Executive Officer and our four other most highly compensated executive officers concerning option exercises for the fiscal year ended December 31, 2001 and exercisable and unexercisable options held as of December 31, 2001:

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Salvatore D’Auria	—	$—	380,990	422,419	$214,017	$272,345
Craig Bender	—	—	20,464	15,886	15,469	—
Mark Carpenter	—	—	59,060	105,940	—	—
Marilyn Lobel	—	—	30,291	41,835	—	—
Ian Moir	—	—	26,769	58,231	—	—

(1)	The fair market value of our common stock based on the closing price of our common stock as quoted on the Nasdaq National Market on December 31, 2001 was $2.32 per share.

CERTAIN TRANSACTIONS

As part of our acquisition of FreeGate Corporation, completed on February 14, 2000, we assumed a note receivable from Sanford Benett in the amount of $143,453 and bearing interest at 7% per annum. As of November 30, 2000, Mr. Benett, formerly our Chief Operating Officer, was no longer an executive officer or employee of the Company. Upon his termination, the terms of this note receivable were amended to make the note receivable plus accrued interest due and payable on November 30, 2001. In December 2001, Mr. Benett repaid us $80,000 of this note receivable and the remaining balance of $83,207 was forgiven which was comprised of note principal of $63,453 and accrued interest due of $19,754.

On April 28, 2000, we entered into a loan agreement and secured promissory note with Mark Carpenter, our Executive Vice President of Product Development and Marketing, in the amount of $150,000 which was used toward the purchase of Mr. Carpenter’s principal residence. This loan will bear no interest and was forgiven at a rate of 25% on April 28, 2001, the first year anniversary date, and will be forgiven as to 25% on each subsequent yearly anniversary date through April 28, 2004. This loan forgiveness is contingent upon Mr. Carpenter’s continued employment. The loan is also forgiven as a result of constructive termination within or on twelve months following a change of control. The loan will be due on April 28, 2004. Pursuant to the terms of this loan agreement, we forgave $37,500 of this loan on April 28, 2001.

During 2001, we granted options to certain of our executive officers and directors. We intend to grant options to our executive officers and directors in the future.

We have entered into indemnification agreements with our executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company’s employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under “Compensation Committee Interlocks and Insider Participation,” have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the “Executive Officers”), should be influenced by the Company’s performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company’s executive officer salaries and bonuses in 2001 were comparable in the industry for similarly-sized businesses.

In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit stockholders. As such, options are granted at the current market price. And,` one of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability.

Co	mpensation Committee of the Board of Directors

Ne	al Douglas
Ro	ger H. Moore

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Pursuant to the Audit Committee Charter adopted by the Board of Directors, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with the Company’s management, including a discussion regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed the judgments of PricewaterhouseCoopers LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America, as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as modified or supplemented, which the Audit Committee received from PricewaterhouseCoopers LLP.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during 2001.

The fees billed to the Company by PricewaterhouseCoopers LLP for fiscal year 2001 were as follows:

Audit Fees. PricewaterhouseCoopers LLP’s fee for its audit of the Company’s annual financial statements for the most recent fiscal year and its review of the Company’s quarterly financial statements for that fiscal year was $171,600, of which $93,600 was billed during the 2001 fiscal year. Also, additional audit fees of $83,500 were billed in 2001 related to the annual audit for fiscal 2000.

Financial Information Systems Design and Implementation. The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

All Other Fees. PricewaterhouseCoopers LLP’s fee for services rendered in fiscal 2001 that are not described above was $333,800, of which $245,122 was billed during the 2001 fiscal year. Included in the “All Other Fees” category is $100,191 for audit related services, of which $97,943 was billed during the 2001 fiscal year.

The Audit Committee has considered whether the provision of the services included in the category “All Other Fees” is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Board of Directors also has determined that none of the directors who serve on the Audit Committee has a relationship to the Company that may interfere with his independence from the Company or its management. Consequently, each director who serves on the Audit Committee is “Independent” for purposes of the National Association of Securities Dealers listing standards.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved such recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2002.

Su	bmitted by the Audit Committee

Ne	al Douglas
Cli	fford H. Higgerson
Ro	ger H. Moore

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested on January 29, 1999, the date of our initial public offering, in our common stock, the Nasdaq Stock Market Index-U.S. and the Hambrecht & Quist Technology Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Total Return Analysis
	1/29/99	12/31/99	12/29/00	12/31/01
Tut Systems	$100.00	$93.26	$14.35	$4.04
H&Q Technology Index	$100.00	$196.11	$127.00	$88.79
Nasdaq Composite	$100.00	$162.85	$100.79	$79.57

THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). In 2000, two Forms 4 for three transactions by Saul Rosenzweig and one Form 4 for three transactions by Matthew Taylor were mistakenly not filed. The transactions that should have been reported by Saul Rosenzweig were reported on a Form 5 for the year ending December 31, 2001. Matthew Taylor’s Form 4 was filed on a late basis. Other than as set forth above and based solely on our review of copies of such forms we received, or on written representations from certain reporting persons that no other reports were required for such persons, we believe that during 2001 all of the Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Proposals of our stockholders that are intended to be presented by such stockholders at our next Annual Meeting of Stockholders to be held in 2003 must be received by us no later than December 6, 2002 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice to our Secretary at least 90 days in advance of the annual or special meeting, which notice must contain certain specified information concerning the matters to be brought before such meeting and the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Tut Systems, Inc., 5964 W. Las Positas Blvd., Pleasanton, California 94588-8540.

If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to us in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 19, 2003. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

FORM 10-K

The Company will provide without charge to any stockholder, upon the stockholder’s written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Requests should be sent to Tut Systems, Inc., 5964 W. Las Positas Blvd., Pleasanton, California 94588-8540.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares he represents as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been provided.

By	Order of the Board of Directors

Sal	vatore D’Auria
Ch	airman, President, Chief Executive Officer
and	Secretary
Pleasanton, California
Dated: April 5, 2002

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

The purpose of the Audit Committee of the Board of Directors of Tut Systems, Inc., a Delaware corporation (the “Company”), shall be to make such examinations as are necessary to monitor the Company’s system of internal controls, to provide the Company’s Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director’s attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

1.	Will be an independent director as the term is used by the National Association of Securities Dealers, Inc. (the “NASD”) Rule 4200(a)(15);

2.	Will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

3.
At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3.	Reviewing the independent auditors’ proposed audit scope, approach and independence;

4.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5.	Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

6.	Recommending the appointment of independent auditors to the Board of Directors;

7.	Reviewing fee arrangements with the independent auditors;

8.	Reviewing before release the audited financial statements and management’s discussion and analysis in the Company’s annual report on Form 10-K;

9.	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

10.
Overseeing compliance with rule 10-01(d) of Regulation S-X and Item 310(b) of Regulation S-B to assure that the Company’s interim financial statements have been reviewed by an independent public accountant prior to the Company’s filing its Form 10-Q or 10QSB;

11.	Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor’s services and audit committee members and activities;

12.	Overseeing of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

13.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

14.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

15.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

16.	Reviewing related party transactions for potential conflicts of interest;

17.	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

18.	Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee’s examinations and recommendations.

MEETINGS

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet separately with the Company’s president and separately with the Company’s chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor’s examination and management report.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

THE FOREGOING AUDIT COMMITTEE CHARTER SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

PROXY PROXY
TUT SYSTEMS, INC.
5964 W. Las Positas Blvd.
Pleasanton, California 94588-8540

Annual Meeting of Stockholders—May 15, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TUT SYSTEMS, INC.

I hereby appoint Salvatore D’Auria, as proxyholder, with the full power of substitution and resubstitution, and hereby authorize him to represent me and to vote for me as designated below, at the annual meeting (the “Annual Meeting”) of Tut Systems, Inc., a Delaware corporation (the “Company”), to be held on May 15, 2002, at 10:00 a.m., local time, at the Four Points Sheraton, 5115 Hopyard Road, Pleasanton, California, and at any postponement or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed below, or if no direction is indicated below, in accordance with the recommendation of the Board of Directors on each proposal. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please mark, sign date and return this card promptly using the enclosed return envelope

Annual Meeting of Stockholders
TUT SYSTEMS, INC.

May 15, 2002

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

(1)	The election of director:

FOR	WITHHOLD AUTHORITY
the nominee listed below ☐	to vote for nominee listed below ☐

Nominee:	Clifford H. Higgerson

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR THIS NOMINEE, WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

EXCEPTIONS

(2)	The proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2002 fiscal year:

FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Proxy Statement dated April 5, 2002 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED AND POSTMARKED ENVELOPE)

Signature(s)	Name (Please Print)	Dated: , 2002

NOTE:
Sign exactly as your name appears on the stock certificate. A corporation is requested to have its President or other officer sign its name, with the office held designated. Executives, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.